Execution Copy
                                                                     EXHIBIT 4.1
                                                                     -----------

                                 AMENDMENT NO. 3
                                 ---------------

     This AMENDMENT No. 3, dated as of September 29, 2006 ("Amendment No. 3"), is entered into by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation ("Borrower"), and the persons designated as "Lenders" whose signatures appear below.

     WHEREAS, Borrower, the Lenders (as defined therein) and Agent are party to the Credit Agreement, dated as of January 30, 2004 as amended by Amendment No. 1, dated as of June 30, 2004 and Amendment No. 2, dated as of February 23, 2005 ("Original Credit Agreement"; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement or in Annex A thereto); and

     WHEREAS, Borrower has requested that the Original Credit Agreement be amended in the manner set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and the Lenders whose signatures appear below agree as follows:

                                   SECTION 1.
                                    AMENDMENT

Subject to the satisfaction of the conditions set forth in Section 2, the term "Commitment Termination Date" in Annex A of the Original Credit Agreement is amended by deleting the phrase "January 30, 2007" and adding the phrase "May 31, 2008" in its place.

                                   SECTION 2.
                           CONDITIONS TO EFFECTIVENESS
                           ---------------------------

This Amendment No. 3 shall become effective on the date (the "Effective Date") on which the following conditions are met, which, in any event, shall not be later than October 6, 2006:
     (a) Agent shall have received one or more counterparts of this Amendment No. 3 executed and delivered by Borrower and Lenders; and
     (b) there shall be no continuing Default or Event of Default and the representations and warranties of Borrower contained in this Amendment No. 3 shall be true and correct in all material respects as of the Effective Date (except that any representation or warranty that relates to a specific date shall be true and correct in all material respects as of such date).

                                   SECTION 3.
                               LIMITATION ON SCOPE
                               -------------------

     Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrower for any existing or future Defaults or Event of Default.

                                   SECTION 4.
                                  MISCELLANEOUS
                                  -------------

     (a) Borrower hereby represents and warrants as follows:

        (i) this Amendment No. 3 has been duly authorized and executed by Borrower and the Original Credit Agreement, as amended by this Amendment No. 3, is the legal, valid and binding obligation of Borrower that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and

        (ii) Borrower repeats and restates the representations and warranties of Borrower contained in the Original Credit Agreement as of the date of this Amendment No. 3 and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

     (b) This Amendment No. 3 is being delivered in the State of New York.

     (c) Borrower hereby ratifies and confirm the Original Credit Agreement as amended hereby, and agree that, as amended hereby, the Original Credit Agreement remains in full force and effect.

     (d) Borrower agrees that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 3.

     (e) This Amendment No. 3 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

     (f) All references in the Loan Documents to the "Credit Agreement" and in the Original Credit Agreement as amended hereby to "this Agreement," "hereof," "herein" or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 3 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

     (g) Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if "this Agreement" in any such provision read "this Amendment No. 3": Section 9.3 (Notices), Section 9.6, (Severability), Section 9.8 (Headings), Section 9.9 (Applicable Law),
Section  9.12  (Construction),  Section  9.15 (Waiver of Jury Trial) and Section
9.17 (Entire Agreement).

                            [signature pages follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                  BORROWER:
                                  DAYTON SUPERIOR CORPORATION

                                  By: /s/ Edward J. Puisis
                                      --------------------
                                      Name: Edward J. Puisis
                                      Vice President and Chief Financial Officer

                                  LENDERS:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  as a Lender

                                  By: /s/ Daniel D. McCready
                                      ----------------------
                                      Name: Daniel D. McCready
                                      Title: Its Duly Authorized Signatory

                                  GMAC COMMERCIAL FINANCE LLC,
                                  as a Lender

                                  By: /s/ Robert J. Brandow
                                      ---------------------
                                      Name: Robert J. Brandow
                                      Title: Director